Exhibit 3.1

THIRD AMENDMENT TO THE
CERTIFICATE OF FORMATION

OF

EXOUSIA ADVANCED MATERIALS, INC.

Pursuant to the provisions of the Texas Business Organizations Code (“TBOC”), the undersigned does hereby execute this Third Amendment to the Certificate of Formation of Exousia Advanced Materials, Inc. (this “Amendment”).

The filing entity is a corporation.  The name of the entity is Exousia Advanced Materials, Inc., sometimes referred to herein as the “Corporation”.

This Amendment makes new amendments to the original Articles of Incorporation (now Certificate of Formation) as originally stated and subsequently amended.

The Corporation was originally formed under the name of Cyber Law Reporter, Inc. as a Texas corporation by the filing of its Articles of Incorporation in the State of Texas on March 2, 2000, whereupon the Texas Secretary of State issued to the Corporation the filing number 3-20022-2944-4.

ARTICLE I

AUTHORIZED SHARES

Article Four of the Certificate of Formation is amended to increase the aggregate number of shares (“Common Stock”) which the Corporation shall have the authority to issue from 100,000,000 to 350,000,000 shares of Common Stock, $0.001 cent par value per share.

ARTICLE II

LIMITATION OF DIRECTORS’ LIABILITY

Article Nine is hereby added to the Certificate of Formation.

No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director’s  management of the Corporation, except that this Article VI does not eliminate or limit the liability for (i) a breach of a duty of loyalty to the Corporation or its other shareholders; (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which an improper benefit is received; (iv) an act or omission for which the liability of such officer or director member is expressly provided for by statute; or (v) for an act related to an unlawful distribution.

Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE III

INDEMNIFICATION

Article Ten is hereby added to the Certificate of Formation.

Each director, officer, employee, fiduciary or agent of the Corporation who was or is made a party to or is threatened to be made a party to, or is otherwise involved in any action, suit or proceedings, whether civil, criminal, arbitrative, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he, she or it is or was a director, officer, employee, fiduciary or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, (hereinafter an “indemnitee”), whether the basis of such proceedings is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the Corporation to the full extent authorized by the TBOC, as the same exists or may hereafter be amended (provided that no such amendment shall adversely affect any right or protection of a director, officer, employee, fiduciary or agent of the Corporation existing at the time of such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.  The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that  an advancement of expenses incurred by a director, officer, employee, fiduciary or agent who is an indemnitee shall be made only upon delivery to the Corporation of a written affirmation by the director, officer, employee, fiduciary or agent of his or its good faith belief that he or it has met the standard of conduct necessary for indemnification under the TBOC (hereinafter an “affirmation”) and a written undertaking, by or on behalf of such director, officer, employee, fiduciary or agent, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under this Article VII or otherwise (hereinafter an “undertaking”).

The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any director, officer, employee, fiduciary or agent person may have or hereafter acquire under any statute, this Certificate of Formation, regulations, agreement, vote of members, managers or otherwise.

STATEMENT OF APPROVAL

This Amendment has been made in accordance with the provisions of the TBOC.  The Amendment has been approved in the manner required the TBOC and by the governing documents of the Corporation.

REQUIRED STATEMENTS

This Amendment accurately states the amendments to the Articles of Incorporation.  The attached Amendment does not contain any other changes to the Articles of Incorporation except for information permitted to be omitted by provisions of the TBOC applicable to the filing entity.

EXECUTION

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date: April 26, 2010.

EXOUSIA ADVANCED MATERIALS, INC.

By: ______________________________
(signature of authorized person)

_________________________________
Printed or typed name of authorized person

CERTIFICATE OF CORRECTION

TO

THIRD AMENDMENT TO THE
CERTIFICATE OF FORMATION

OF

EXOUSIA ADVANCED MATERIALS, INC.

The name of the filing entity is: Exousia Advanced Materials, Inc., and the filing number issued to the Corporation is 3-20022-2944-4.

The filing instrument to be corrected is: Third Amendment to the Certificate of Formation which was filed on April 26, 2010.

IDENTIFICATION OF CORRECTION

Article I of the Third Amendment to the Certificate of Formation was inaccurate, and is hereby stated in corrected form, as follows:

Article Four of the Certificate of Formation is amended to increase the aggregate number of shares ("Common Stock") which the Corporation shall have the authority to issue from 100,000,000 to 450,000,000 shares of Common Stock, $0.001 cent par value per share.

STATEMENT REGARDING CORRECTION

The filing instrument identified in this Certificate of Correction was an inaccurate record of the event evidenced in the instrument or contained an inaccurate or erroneous statement.  This Certificate of Correction is submitted for the purpose of correcting the filing instrument.

EFFECTIVENESS OF FILING

After the Secretary of State files the Certificate of Correction, the filing instrument is considered to have been corrected on the date the filing instrument was originally filed except as to persons adversely affected.  As to persons adversely affected by the correction, the filing instrument is considered to have been corrected on the date the Certificate of Correction is filed by the Secretary of State.

EXECUTION

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date: April 27, 2010.

EXOUSIA ADVANCED MATERIALS, INC.

By: /s/ J. Wayne Rodrigue
(Signature of authorized person)

J. Wayne Rodrigue, Jr., President
(Printed or typed name of authorized person)